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                                                                     EXHIBIT 10p

                           PURCHASE AND SALE CONTRACT

         THIS AGREEMENT (the "Contract") made and entered effective as of January 2, 2002 (the "Effective Date"), by and between TOWER PLACE JOINT VENTURE, a Texas joint venture, having an office at 13615 Neutron Road, Dallas, Texas 75240 for courier and overnight deliveries and P.O. Box 803264, Dallas, Texas 75380-3264 for U.S. mail, Attn: Mitchell Armstrong (hereinafter referred to as "Seller") and TISANO REALTY, INC., a Connecticut corporation, having an office at 4674 Shelley Lane, Ellicott City, Maryland 21043 Attn: William E. Tisano (hereinafter referred to as "Buyer").

         WITNESSETH THAT, Seller owns the Property (as hereinafter defined) including, without limitation, that parcel and tract of land described in EXHIBIT A hereto, and the buildings and improvements thereon and appurtenances thereto located in Pineville, North Carolina (the "Realty") and the Improvements (hereinafter defined); and Seller desires to sell and Buyer desires to purchase such Realty and Improvements on the terms and subject to the conditions set forth herein.

         WITNESSETH FURTHER THAT, for the consideration hereinafter named, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties do hereby agree as follows:

         ARTICLE 1. Description of Property. Seller agrees to sell to Buyer and Buyer agrees to buy from Seller upon the terms and conditions hereinafter set forth:

(i) The Realty together with all right, title and interest of Seller in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, all minerals, oil or gas on or under such premises, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the "Real Property"),
(ii) all buildings and other improvements located thereon (the "Improvements" and, together with the Real Property, the "Premises"), (iii) all items of tangible personal property owned by Seller and located on the Premises and used exclusively in connection with the ownership or operation of the Premises, described in EXHIBIT B attached hereto and incorporated herein by reference, including, without implied limitation (whether or not listed on EXHIBIT B) all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof owned by Seller and located on the Premises and used in connection with the ownership and operation of the Premises (collectively, the "Personal Property"),
(iv) Seller's interest as lessor in and to those certain leases, together with any amendments thereto or guaranties thereof (collectively, the "Leases") as described on EXHIBIT C attached hereto and incorporated herein; (v) Seller's interest in all currently effective management agreements, service contracts, equipment leases or maintenance agreements and all other currently effective agreements pertaining to the management or operation of the Premises which are approved by Buyer pursuant to paragraph 6 (a)(xii) of this Contract (the "Contracts") and (vi) Seller's rights, if any, in the trade name "Tower Place Festival Shopping Center" (the "Trade Name"), and any telephone numbers assigned to the Trade Name, and to the extent assignable by Seller without





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the consent of third parties, all other intangible property owned by Seller and used in the ownership or operation of the Premises, including, without limitation, all plans and specifications, surveys, catalogs, booklets, manuals, tenant files, logs, sales brochures and materials, leasing brochures and materials, advertising materials and other similar items with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises, permits, licenses, approvals, guarantees, warranties, contracts, lease agreements, utility contracts or other rights relating to the ownership, use or operation of the Premises in the possession of the Seller (collectively, the "Intangibles"); provided, however, Seller may retain copies of any record or file for the purpose of filing tax returns, making distributions to its partners or winding down its business or for any other purposes. All items referred to in clauses (i), (ii), (iii), (iv) and (v) are herein sometimes collectively referred to as the "Property".

         ARTICLE 2. Sale Subject to Leases. Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to the Leases as hereafter amended or added to pursuant to the provisions of Article 13 hereof.

         ARTICLE 3. Purchase Price and Payment. The total purchase price (the "Purchase Price") for the Property is Thirteen Million Two Hundred Thousand and 00/100 Dollars ($13,200,000.00) which shall be payable as follows:

            (a) The Purchase Price shall be payable at Closing in cash or immediately available funds.

            (b) As security for Buyer's performance hereunder, a deposit of One Hundred Thousand and 00/100 Dollars ($100,000.00) shall be paid by Buyer upon execution of this Contract to the Title Company (as hereafter defined) ("Escrow Agent"). The amount deposited with the Escrow Agent, together with all interest earned thereon, is hereinafter referred to as the "Deposit". The Deposit shall be deposited in a federally insured interest-bearing money market account and disbursed according to the terms of this Contract. The Deposit shall be applied to the portion of the Purchase Price payable in cash at the Closing.

         ARTICLE 4. Form of Conveyance.

            (a) The Premises shall be conveyed in fee simple absolute, subject to the Permitted Exceptions (hereinafter defined), by a good and sufficient special warranty deed (the "Deed") in substantially the form attached hereto as EXHIBIT D, running to Buyer or, subject to the provisions of Article 20 hereof, to Buyer or such assignee as Buyer designates by notice to Seller at least ten
(10) business days prior to the Closing. The Deed shall convey title as existed at the end of the Title Review Period (as defined in Article 6(f)), subject only to the Permitted Exceptions. The Deed shall be in proper form for recording and shall be duly executed, acknowledged and delivered by Seller at the Closing, together with all necessary or applicable conveyance, gains and transfer tax forms and checks in payment of all conveyance, gains and transfer taxes.



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            (b) The Personal Property shall be conveyed by a bill of sale (the
"Bill of Sale") substantially in the form attached hereto as EXHIBIT E, to be delivered by Seller to Buyer at Closing.

            (c) Seller's interest in the Leases shall be conveyed pursuant to the Lease Assignment (as hereafter defined).

            (d) Seller's interest in the Contracts shall be conveyed pursuant to the Contract Assignment (the "Contract Assignment") substantially in the form of EXHIBIT F.

            (e) The Intangibles shall be conveyed pursuant to a General Assignment (the "General Assignment") substantially in the form of EXHIBIT G.

        ARTICLE 5. Closing.

            (a) The closing of the transactions contemplated hereunder (the "Closing") shall take place at 10:00 a.m. on or before the thirtieth (30th) day after the expiration of the Financing Period (hereinafter defined) (the "Closing Date") at the office of the Buyer's attorney. If the Closing Date shall fall on Saturday, Sunday or holiday, the Closing Date shall automatically be extended to the next business day.

            (b) At the Closing, Seller shall deliver the following documents, properly executed and acknowledged as required:

                (i)   The Deed;

                (ii)  The Bill of Sale;

                (iii) The General Assignment;

                (iv) The Assignment and Assumption Agreement relating to the Leases and Security Deposits (hereinafter defined) substantially in the form of EXHIBIT H the "Lease Assignment");

                (v) Originals of all Leases, any renewals thereof, all amendments thereto, all guarantees thereof and to the extent in Seller's or its property manager's possession, all records and correspondence relating thereto;

                (vi) Originals or copies in Seller's or its property manager's possession of all warranties, guarantees and operating manuals, if any, with respect to the Property, including without limitation, any from any contractors, subcontractors, suppliers or material men in connection with any construction, repair or alteration of the Improvements, systems, Personal Property or any tenant improvements;

                (vii) Originals or copies in Seller's or its property manager's possession of all land use and building permits, certificates of occupancy, licenses, variances and the like relating to the Property and originals or copies in Seller's or its property manager's possession of all certificates of occupancy for all of the Improvements which form a part




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         of the Property and all space included within the Improvements to the extent in Seller's possession;

                (viii) A certification of non-foreign status in form reasonably satisfactory to Buyer;

                (ix) Evidence reasonably satisfactory to Buyer and to Buyer's title insurance company (the "Title Company") that all necessary approvals by the joint venturers of the Seller, have been delivered and such evidence satisfactory to Buyer and the Title Company of Seller's authority and the authority of the signatory on behalf of Seller to convey the Property pursuant to this Contract;

                (x) Subject to paragraph 6(a)(xii) of this Contract, evidence of termination of all Contracts not approved by Buyer;

                (xi) Affidavits in form acceptable to Seller sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics' or material men's liens from the owner's title insurance policy (the "Title Insurance"), and such other affidavits in form acceptable to Seller relating to the Title Insurance as the Title Company may reasonably request;

                (xii) A certificate stating that Seller's representations and warranties contained herein are true and correct as of the Closing Date;

                (xiii) A Rent Roll certified by Seller as being true, accurate and complete as of the date prior to the Closing Date;

                (xiv) An original of a closing statement setting forth the Purchase Price and the closing adjustments and prorations (the "Closing Statement") in form reasonably satisfactory to Buyer and Seller;

                (xv) Such transfer tax forms or other similar forms required by law;

                (xvi) Original tenant notification letters for each tenant under a Lease or other occupant of any portion of the Property, each in form reasonably satisfactory to Buyer and Seller;

                (xvii) Evidence of payment to the Brokers (as defined herein);

                (xviii) Keys to all locks at the Property; and

                (xix) Such other instruments as Buyer may reasonably request consistent with the terms of this Contract.

            (c) At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:


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                (i) The cash evidencing the Purchase Price as adjusted;

                (ii) The Lease Assignment;

                (iii) The Contract Assignment;

                (iv) The Closing Statement;

                (v) Such transfer tax forms or other similar forms required by law;

                (vi) Such other instruments as Seller may reasonably request consistent with the terms of this Contract.

            (d) The Closing shall not be deemed to be completed until all documents and payments as aforesaid have been properly delivered (and recorded where appropriate) or delivery waived by Buyer and/or Seller.

ARTICLE 6.        Approvals and Conditions to Buyer's Obligations.

            (a) Seller acknowledges the Buyer intends to conduct an investigation of the Property. In order to facilitate Buyer's investigations, Seller shall deliver to Buyer or make available at the offices of Seller's property manager for Buyer's inspection and copying within five (5) business days from the date hereof copies of any of the following in Seller's or its property manager's possession (collectively, the "Due Diligence Items"):

                (i) The Leases;

                (ii) Income, expense and other operating statements for the Property for calendar years 1999, 2000, and 2001 year to date;

                (iii) All unexpired warranties with respect to the Premises and plans and specifications for the Premises;

                (iv) Seller's current owner's title insurance policy and to the extent in Seller's possession, all documents listed therein as exceptions;

                (v) All licenses and permits required or appropriate for the use and operation of the Property (the "Licenses and Permits"), including occupancy permits/certificates;

                (vi) The most recent survey of the Premises or any part thereof in Seller's possession;

                (vii) Any and all structural, mechanical and physical inspection reports, traffic studies, engineering reports, soil borings tests and reports, and reports relating to toxic and/or hazardous materials or substances including without limitation asbestos, asbestos containing materials, lead paint, radon gas, petroleum products, urea-



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         formaldehyde and other similar or dissimilar chemical or materials, prepared by or on behalf of Seller of any affiliate, or otherwise within Seller's possession;

                (viii) True, complete and correct copies of invoices, if any, to tenants for operating expenses, taxes, insurance and other "pass-throughs" for the period January 1, 2000 through December 31, 2000 and a schedule of monthly billings and collections for the period January 1, 2001 through October 31, 2001;

                (ix) Copies of bills for all real estate taxes and assessments of the Property for the two (2) year period prior to the date hereof;

                (x) Copies of all statements of gross sales for any tenants required to pay percentage rent and for all tenants who provide such information to Seller for the past three (3) calendar years;

                (xi) Copies of all files maintained by Seller in the ordinary course of business relating to tenants and Leases, including correspondence to and from tenants; and

                (xii) The Contracts, which must be reviewed and approved by Buyer. Buyer shall accept only those Contracts which have been provided to Buyer and Buyer has approved by written notice to Seller on or before the expiration of the Due Diligence Period. All Contracts which Buyer has not specifically approved shall be terminated by Seller as of the date of the Closing.

            Notwithstanding any other provision of this paragraph 6(a) to the contrary, Seller shall deliver to Buyer the Due Diligence Items described in subparagraphs (i), (ii), (ix) and (xii) and to the extent in Seller's or its property manager's possession, the Due Diligence Items described in subparagraph
(iv), (vi) and written reports relating to hazardous materials or substances. All other Due Diligence Items will be made available to Buyer for inspection and copying, at Buyer's expense, at the property manager's office.

            (b) Commencing on the Effective Date, Buyer shall have the right to perform and conduct such examinations and investigations of the Property as Buyer may desire, which may include examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, all Leases and tenant files, records of repairs and capital improvements, examination of the title to the Property, conducting tests to determine the presence or absence of hazardous waste, asbestos, lead paint, radon and other similar materials and substances, determining the availability of financing, reviewing a current as-built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes and regulations, and determining whether, and the extent to which, additional improvements may be constructed on the Realty. In connection with such examination, Seller shall make available for Buyer's review Seller's books and records relating to the Property. If the expiration of the Due Diligence Period shall fall on Saturday, Sunday or holiday, the Due Diligence Period shall automatically be extended to the next business day. Notwithstanding the foregoing, Buyer must obtain Seller's written approval of the scope and method of any environmental testing or investigation (other



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than a Phase I environmental inspection) and any physical or invasive testing or inspection prior to Buyer's commencement of such inspection or testing, such approval not to be unreasonably withheld. It shall be reasonable for Seller's prior written approval for physical or invasive inspection or testing to be conditioned upon receipt of a detailed description of the proposed physical or invasive inspection or testing, a list of contractors who will be performing the physical or invasive inspection or testing, evidence of insurance satisfactory to Seller and such other information as Seller reasonably requires in connection with such proposed inspection or testing.

            (c) The "Due Diligence Period" shall mean the thirty (30) day period commencing on the Effective Date. Notwithstanding anything to the contrary contained in this Contract, Seller acknowledges the Buyer shall have the right in its sole and absolute discretion, either based upon its disapproval of any of the information it receives, for any other reason whatsoever or for no reason, to terminate this Contract at any time before or during the Due Diligence Period. In the event Buyer notifies Seller prior to the expiration of the Due Diligence Period that it elects to terminate this Contract, this Contract shall ipso facto, be deemed to have been terminated, in which event the Deposit shall be returned to Buyer forthwith, and all obligations of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder except for such obligations and liabilities as expressly survive termination.

            (d) Subject to paragraph 6(b), Seller shall make the Property available to Buyer and its agents, consultants and engineers for such inspections and tests as Buyer deems appropriate, including for Buyer's engineering inspection(s), hazardous materials inspection, site evaluations, and such other inspections and tests as Buyer deems appropriate. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all loss, liability, claim, cost or damage to the Property, Seller and third parties (but not any loss or diminution in value arising from any condition discovered by Buyer) arising out of actions taken by Buyer or its agents, engineers or consultants. Buyer shall promptly repair all damage to the Property arising from any such inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests. The indemnification, repair and restoration obligations of Buyer under this Article 6(d) shall survive the termination of this Contract and shall not be subject to any limitation on damages contained in this Contract.

            (e) In conducting any inspections, investigations or tests of the Property, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb any tenant or unreasonably interfere with any tenant's use of the Property pursuant to its respective Lease, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager or their respective guests, agents, invitees, contractors and employees or any tenant or its guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property;
(vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property or any part thereof by reason of the exercise of Buyer's rights hereunder,



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(viii) repair any damage to the Property caused by such inspection or tests;
(ix) not reveal or disclose any information obtained concerning the Property to anyone outside Buyer's organization; (x) permit Seller and its agents and representatives to be present during any such inspection, investigation or test; and (xi) not contact any tenant or make any inquiry of any tenant which in any way relates to the Property or Seller without giving Seller at least 48 hours' prior notice of such proposed contact and giving Seller or the property manager the right to be present or participate in any such contract.

            (f) At its option, Buyer may order a Title Commitment and a Survey and, if it does so, Buyer shall cause the same to be delivered to Seller as promptly as reasonably practicable. In the event (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property that is unacceptable to Buyer, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Buyer, Buyer may, not later than thirty (30) days after the Effective Date (the "Title Review Period"), notify Seller in writing of such facts and the reasons therefore ("Buyer's Objections"). Upon the expiration of the Title Review Period, except for Buyer's Objections if same are timely raised, Buyer shall be deemed to have accepted the form and substance of the Survey and the Title Commitment. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate, modify or cure any of Buyer's Objections. Seller shall, within five (5) days after receipt of written notice of Buyer's Objections ("Seller's Cure Period"), deliver to Buyer written notice ("Seller's Cure Notice") setting forth which of Buyer's Objections Seller will endeavor to cure prior to the Closing Date and which of Buyer's Objections Seller cannot or does not intend to cure. If Seller has not given Seller's Cure Notice by the end of Seller's Cure Period, Seller shall be deemed to have given notice that it does not intend to cure any of Buyer's Objections. If by the end of Seller's Cure Period, Seller has not cured or undertaken to cure all of Buyer's Objections to the reasonable satisfaction of Buyer, Buyer may (as its sole and exclusive remedy) terminate this Contract by delivering written notice thereof to Seller not later than ten (10) days after the end of Seller's Cure Period. If one (1) business day prior to the Closing Date, Seller has not cured to the reasonable satisfaction of Buyer all of Buyer's Objections which Seller has in Seller's Cure Notice undertaken to cure, Buyer may (as its sole and exclusive remedy) terminate this Contract by written notice to Seller on the Closing Date and recover from Seller Buyer's documented, actual, out-of-pocket costs and expenses incurred in performance of this Contract up to, but not exceeding $50,000.00, which claim shall survive such termination. In the event of a termination of this Contract by Buyer under this paragraph 6(f), the Deposit shall be returned to Buyer, and neither party shall have any further obligations hereunder other than obligations and liabilities which expressly survive termination. The term "Permitted Exceptions" as used herein includes:
(i) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or in the Title Commitment to which Buyer fails to timely object pursuant to paragraph 6(f) of this Contract; (ii) subject to Buyer's termination rights provided in paragraph 6(f), (A) any Buyer's Objection which in Seller's Cure Notice Seller has undertaken to cure that remains uncured, for whatever reason, at the Closing Date; and (B) any other of Buyer's Objections which by the end of the Seller's Cure Period, Seller has failed to cure or has given, or is deemed to have given, notice that it cannot or does not intend to cure; and (iii) the rights and interests of parties arising under the Leases. If Buyer does not obtain a Title Commitment and/or Survey



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prior to the end of the Title Review Period, the term "Permitted Exceptions"
shall include any and all matters of record affecting title to the Property and all matters which would have been reflected on a Survey had one been obtained.

         ARTICLE 7.  Conditions to Closing.

            (a) Without limiting any other conditions to Buyer's obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

                (i) The Leases shall be in full force and effect provided that the foregoing condition shall be deemed satisfied for the purpose hereof of this Contract if (i) all Leases with the anchor tenants (Bally Total Fitness, J & K Cafeteria) remain in full force and effect and Seller shall have neither given nor received any written notice of default under such anchor tenant leases, and (ii) the monthly Rent Roll billed for base rent as of the month of Closing with respect to the Leases and any new lease permitted herein shall not be less than One Hundred Twenty Thousand Five Hundred Fifty and No/100 Dollars ($120,550);

                (ii) All of the representations by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects. With respect to any representation made to Seller's knowledge, the condition to Closing shall be not only that such representation still be true to Seller's knowledge, but that the specific fact or condition that was the subject of the representation also be true; provided, however, if such fact is not true, Buyer's sole remedy shall be to terminate this Contract unless the inaccuracy is due to the intentional action of Seller;

                (iii) Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing;

                (iv) There shall not have been instituted and be pending any litigation (i) brought by any tenants alleging default by Seller under any Leases at the Property, (ii) alleging that the Property may not be used for shopping center use, (iii) alleging material defects (defects which cost more than Five Thousand and 00/100 Dollars ($5,000.00) to fix) in the physical condition of the Improvements; (iv) that would impair Seller's right to sell the Property in accordance with the terms of this Contract; or (v) which seeks to impose a lien or other encumbrance against all or any part of the Property;

                (v) There shall be no outstanding notices of violation with respect to the Property or the Seller's operation thereof from any governmental authority;

                (vi) Any of Seller or Seller's managing agent(s) now occupying space at the Property shall have vacated said space;

                (vii) Seller shall have delivered to Buyer estoppel certificates substantially in the form of EXHIBIT J attached hereto and made a part hereof from Bally's



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

         Fitness Center and J&K Cafeteria and from tenants, subtenants (if applicable), and assignees of tenants (if applicable) representing 80% of all remaining leased space in the Improvements, and an acknowledgment from any guarantor of any of the foregoing parties set forth in this subparagraph that its guaranty is in full force and effect and is not subject to any offsets, credits, deductions or defenses, in each case dated not more than forty-five (45) days prior to the Closing Date; and

                (viii) Seller shall have delivered to Buyer subordination, nondisturbance and attornment agreements (the "Required SNDA's") substantially in the form of EXHIBIT I hereto from any tenant leasing more than five percent (5%) of the rentable square feet of space in the Improvements and any tenant who has recorded in the public real estate records a memorandum of its lease, and Seller shall have exercised commercially reasonable efforts to obtain such subordination, nondisturbance and attornment agreements from all other tenants; provided, it shall not be a condition to Buyer's obligations hereunder that Seller shall actually obtain any such agreements other than the Required SNDA's.

            The conditions set forth in this paragraph 7(a) are solely for the benefit of Buyer and may be waived only in writing by Buyer. In the event that all of the conditions set forth in this paragraph 7(a) have not been satisfied at or prior to the Closing Date, Buyer shall have the right, as its sole and exclusive remedy (except as hereinafter provided in the following sentence) to terminate this Contract by written notice to Seller at or prior to the Closing Date, in which event the Deposit shall be returned to Buyer, and neither Buyer nor Seller shall have any further liability or obligation hereunder except such liabilities and obligations as expressly survive termination of this Contract. Failure of the condition specified in paragraph 7(a)(iii) shall constitute a default by Seller hereunder in which event the provisions of paragraph 8(a) shall apply.

            (b) Without limiting any other conditions to Seller's obligations to close set forth in this Contract, the obligations of Seller under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Seller at or prior to Closing):

                (i) Buyer shall have performed, observed and complied with all covenants and agreements required by this Contract to be performed by Buyer at or prior to Closing.

            The condition set forth in this paragraph 7(b) is solely for the benefit of Seller and may be waived only in writing by Seller. Failure of the condition specified in this paragraph 7(b) shall constitute a default by Buyer hereunder in which event the provisions of paragraph 8(b) shall apply.

            (c) Promptly after the Effective Date and continuing through the end of the 45-day period following the Effective Date (the "Financing Period"), Buyer shall exercise diligent, commercially reasonable efforts to obtain a commitment for a mortgage loan to finance not less than 75% of the Purchase Price on terms and conditions satisfactory to Buyer. If despite such efforts, Buyer has not obtained such a commitment prior to expiration of the Financing




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Period, Buyer may terminate this Contract by written notice to Seller prior to expiration of the Financing Period. Upon such termination, Buyer shall be entitled to a return of the Deposit, and neither party shall have any further obligation hereunder except for such liabilities and obligations as expressly survive termination. If Buyer does not terminate this Contract by written notice to Seller prior to the end of the Financing Period, Buyer shall have waived its right of termination under this paragraph 7(c); actual funding pursuant to any financing commitment obtained by Buyer shall not be a condition to Buyer's obligations hereunder.

         ARTICLE 8. Default.

            (a) In the event that Seller shall default in any of its obligations hereunder to be performed at or prior to Closing, for any reason other than Buyer's default or a termination of this Contract by Buyer or Seller pursuant to a right to do so under the provisions hereof, Buyer, as its sole and exclusive remedy, may either (i) terminate this Contract and receive a refund of the Deposit or (ii) pursue an action for specific performance, subject to limitations hereinafter provided. Buyer shall only be entitled to the remedy of specific performance if (i) any such suit for specific performance is filed within sixty (60) days after the scheduled Closing Date, (ii) Buyer is not in default under this Contract, (iii) contemporaneously with commencement of such action, Buyer has submitted to the court a sworn affidavit that Buyer was on the Closing Date ready, willing and financially able to purchase the Property in accordance with this Contract; and (iv) Buyer has furnished ten (10) days' prior written notice to Seller of its intent and election to seek specific enforcement of this Contract. Notwithstanding anything to the contrary contained herein, Seller shall not be obligated to expend any sums to cure any defaults under this Contract, and if Buyer seeks specific performance under this Contract, Buyer agrees to accept the Property in its "WHERE IS, AS IS" condition. Buyer's failure to tender the Purchase Price as provided in (iii) above shall be sufficient basis for a court to dismiss with prejudice Buyer's action for specific performance. If Buyer discovers prior to Closing that any representation or warranty made by Seller in paragraph 12(a) has been breached, then Buyer may extend the Closing for up to ten (10) days to investigate the pertinent facts, and Seller shall exercise reasonable, good faith efforts to remedy or cure such breach. In the event that such breach has not been cured or remedied to Buyer's satisfaction prior to Closing, as the same may be extended, the sole and exclusive remedy of Buyer shall be to either waive the breach and proceed to Closing or terminate this Contract by written notice to Seller. Upon such termination, the Deposit shall be returned to Buyer, and Buyer may recover its actual, direct, out-of-pocket third party costs and expenses incurred in connection with this Contract up to but not exceeding $50,000.00.

            (b) In the event of a default by Buyer hereunder, it would be extremely impracticable and difficult to estimate the damage and harm which Seller would suffer, and because a reasonable estimate of the total net detriment that Seller would suffer in the event of Buyer's failure to duly complete the acquisition hereunder is the amount of the Deposit, Seller shall be entitled to receive and retain the Deposit as and for Seller's sole and exclusive remedy for damages arising from Buyer's failure to complete the acquisition in accordance with the terms hereof, and Seller shall have no further recourse or remedy at law or in equity.

         ARTICLE 9. LEFT BLANK INTENTIONALLY.

         ARTICLE 10. Entire Agreement Herein. The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.

         ARTICLE 11. Damage or Destruction - Condemnation.

            (a) The risk of loss, damage or destruction to the Property by fire or other casualty or the taking of all or part of the Property by condemnation or eminent domain or by an agreement in lieu thereof until the Closing is assumed by Seller, except to the extent otherwise provided in paragraph 6(d) of this Contract.

            (b) In the event that the Property shall have been damaged or destroyed, the cost of repair or restoration of which would, in Buyer's and Seller's reasonable determination, exceed the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Casualty Amount"), then at Buyer's election, Seller shall, unless Seller has previously repaired or restored the Property to its former condition, either (i) pay over or assign to Buyer, on delivery of the Deeds all amounts recovered or recoverable on account of any insurance, together with amounts equal to any deductibles thereunder, less any amounts reasonably expended by Seller for partial restoration, or (ii) direct Escrow Agent to return the Deposit to Buyer in which case all other obligations of the parties hereto shall cease and this Contract shall be void and without recourse to the parties hereto, except such liabilities and obligations as expressly survive termination of this Contract. If the Property, or any part thereof, suffers any damage, the cost of repair or restoration of which would, in Buyer's and Seller's reasonable estimation, be less than the Casualty Amount, then Buyer shall consummate the Closing, without reduction in the Purchase Price, and accept the assignment of all amounts recovered or recoverable on account of any insurance, together with the amount of any deductibles thereunder, less any amounts reasonably expended by Seller for partial restoration.

            (c) If all or any portion of the Property is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or part of the Property is threatened or commenced, Buyer may either terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit) or purchase the Property in accordance with the terms hereof, without reduction in the Purchase Price, together with an assignment of Seller's right to any award paid or payable by or on behalf of the condemning authority. If Seller has received payments from the condemning authority and if Buyer elects to purchase the Property, Seller shall credit the amount of said payments against the Purchase Price at the Closing.

            (d) Seller shall immediately notify Buyer of any damage or destruction to the Property or any notice received by it or information or awareness acquired by it regarding the threatening of or commencement of condemnation or similar proceedings.

         ARTICLE 12. Representations and Warranties of Seller.

            (a) In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date as follows:

                (i) Seller is, and on the Closing Date shall be, a joint venture duly and validly organized and existing and governed by the laws of the State of Texas. This Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller's organizational documents or by law have been obtained. All necessary third party consents and approvals to the transactions contemplated hereby have been, or at the time of Closing will have been, obtained. This Contract and all such documents will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                (ii) EXHIBIT C hereto (the "Rent Roll") is, in all material respects, a true, complete and correct listing of all items set forth therein.

                (iii) Seller has or will deliver, prior to Closing, to Buyer true and complete copies of the Leases, and all extensions, renewals, guarantees, waivers and amendments thereto. No brokerage commission or compensation is payable now or in the future in respect to the Leases, except as set forth in the Rent Roll. There are no parties in possession of the Premises other than those persons shown on the Rent Roll or pursuant to Leases executed between the date of the Rent Roll and the Closing Date as herein permitted. No tenant has given Seller notice of, nor does Seller know of, any intention by any tenant (or permitted subtenant or assignee) to assign, sublet or vacate its space. No tenant has given Seller notice, and Seller otherwise has no reason to believe, that any tenant's Lease is not in full force and effect and binding against the tenant.

                (iv) No renewals, extension, expansion or purchase options have been granted to any tenant except as set forth in the Rent Roll or the Leases.

                (v) No tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date except as set forth in the Leases. No guarantor of any Lease has been released or discharged, voluntarily by Seller or, to Seller's knowledge, involuntarily or by operation of law from any obligation so guaranteed.

                (vi) Seller has not received any written notice from any tenant under any of the Leases claiming that Seller is in default of its obligations under any of the Leases.

                (vii) There is no union contract or collective bargaining agreement to which Seller is a party or is otherwise bound and which is in force and affects the Property.

                (viii) Except as otherwise provided in paragraph 6(a)(xii), on or before the Closing Date, Seller shall terminate, without cost to Buyer, all management, service, operating, listing, brokerage, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property as of the date of this Contract other than the Leases and the Contracts.

                (ix) Seller has received no written notice from any governmental authority having jurisdiction over the Premises asserting that the Premises are in violation of any requirement of any laws and regulations, including, without limitation, the Americans with Disabilities Act and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

                (x) Seller has received no written notice of proceedings relating to the revocation or modification of any license, certificate of occupancy or permit required for the ownership and operation of the Property which would have a material adverse effect on the Property.

                (xi) Seller shall cooperate with Buyer (at no cost or expense to Seller) in the event Buyer desires to audit (such audit to be performed only at the Property level for the shopping center and only as required of Buyer pursuant to SEC Rule 3-14) operating statements for the Property during the Due Diligence Period.

                (xii) There is not now pending, nor has Seller received written notice overtly threatening, any action, suit or proceeding (including condemnation, zoning, environmental or other land use regulation proceedings) against, or to Seller's knowledge, affecting, Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding, upon consummation of the sale contemplated hereby to Buyer or otherwise, may reasonably be expected to have a material adverse effect on the business or prospects of or on the condition or operation, use or occupancy of the Property, or would interfere with Seller's ability to consummate the transactions by this Contract.

                (xiii) Seller has not received written notice from any insurance company requiring any repairs or the performance of any work on the Property which, if not completed, would render the Property uninsurable.

                (xiv) Seller is not a "foreign person" as defined by the Internal Revenue Code ("IRC") Section 1445. Seller's Taxpayer or Employer I.D. Number is ________________.

                (xv) Seller has paid all taxes of every name, nature or description assessed or assessable and due and payable against the Property or against Seller on account of its ownership and use of the Property and all personal property, tangible or intangible, of the Seller and used in connection with the Property, except for real property taxes to be prorated at Closing as otherwise set forth in this Contract.

                (xvi) As of the Closing Date, Seller shall have no employees in, on or about the Property who shall be employed by the Property or by the Seller and any such employees shall be paid current through the Closing Date.

                (xvii) Seller has not transferred, encumbered, assigned or granted any security interest in any Personal Property, Lease or Contract.

            (b) When used herein, the phrase "to Seller's knowledge" or derivations thereof shall mean the current actual knowledge of Brent Buck after inquiry of David Peterson of Childress Klein Properties, the property manager, without any obligation to make any further investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of the property manager or other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, related to or arising out of these representations and warranties.

            (c) Seller's representations, warranties and covenants set forth in paragraph 12(a) shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the "Survival Period"). No broker, agent or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Buyer shall have the right to bring an action against Seller for the breach of a representation, warranty or covenant hereunder, but only on the following conditions: (1) Buyer first learns of the breach after Closing and files such action within the Survival Period, and (2) Buyer shall not have the right to bring a cause of action for a breach of a representation, warranty or covenant unless the damage to Buyer on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.00. Notwithstanding any other provision of this Contract, any agreement contemplated by this Contract, or any rights which Buyer might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of Seller to Buyer will be limited in the aggregate to $500,000.00. The general or limited partners, employees or agents of the joint venture partners of Seller will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Contract, any agreement contemplated by this Contract or the Property. Seller shall not have any liability after Closing for the breach of a representation, warranty or covenant hereunder of which Buyer had knowledge as of Closing. The provisions of this paragraph 12(c) shall survive Closing.

            (d) BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, CONTRACTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) EXCEPT AS EXPRESSLY SET

FORTH IN THIS CONTRACT, THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, CONTRACT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, CONTRACT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY, SUBJECT TO THE CONDITIONS AND LIMITATIONS PROVIDED HEREIN WITH RESPECT TO ANY SUCH CLAIMS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND EXCEPT FOR INFORMATION ACTUALLY PREPARED BY SELLER, THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT

THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 6 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

            (e) As used in paragraph 12(d), "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

         ARTICLE 13. Maintenance; New Leases. Between the Effective Date and the
Closing:

            (a) Seller shall maintain the Property in substantially the same condition as the same is in at the Effective Date, and in accordance with the Leases and the requirements of any governmental authority, the Contracts and all instruments affecting title to the Premises, reasonable wear and tear excepted. Until the Closing Date, Seller shall maintain such insurance on the Premises as is currently in effect;

            (b) Seller shall not remove any material item of the Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.

            (c) Prior to the end of the Due Diligence Period, Seller shall not
(i) enter into any lease, (ii) amend, modify, or cancel any Lease (or guaranty thereof), (iii) grant any consents under, or waive any provisions of, any Lease,
(iv) enter into any contract or grant any easement which could bind Buyer or the Property after Closing, or (v) grant easements over the Premises without giving Buyer prior written notice of any such proposed action. After the end of the Due Diligence Period, Seller may not do any of the foregoing without Buyer's prior written consent, which consent may be granted or withheld in Buyer's sole discretion. Buyer's failure to deny its approval within ten (10) days after receipt of Seller's request shall be deemed to constitute its approval.

            (d) Seller shall not, without the prior written consent of Buyer, which consent may be withheld, conditioned or delayed in Buyer's sole discretion, sell, transfer, mortgage, pledge or subject the Property or any portion thereof to a lien and shall not cause to be placed or recorded any document affecting the title thereto other than the Leases or easements as aforesaid.

            (e) Seller shall promptly notify Buyer of any casualty, receipt of written notice of any overtly threatened or noticed condemnation or any noticed violation of law or insurance policy.

            (f) Seller will give Buyer prompt notice of the commencement prior to Closing of any litigation, or receipt of written notice containing an overt threat of commencement of litigation, affecting the Property or any part thereof, or impairing Seller's right to sell the Property.

            (g) At Closing, Buyer shall reimburse Seller for any and all leasing commissions and costs of tenant improvements to the extent incurred by Seller from and after the Effective Date and prior to the Closing Date to the extent incurred in connection with new leases (but excluding new leases which are replacements of existing leases with tenants paying rent as of the Effective
Date) and renewals of existing leases, and Buyer shall assume and be obligated to pay any and all such expenses coming due under Leases from and after the Closing Date.

         ARTICLE 14. Apportionment of Taxes and Other Charges.

            (a) All normal and customarily pro-rateable items, including without limitation, real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents and other income, and Contract payments (under Contracts assumed by Buyer), shall be prorated in escrow as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to and including the Closing Date and Buyer being charged and credited for all of the same relating to the period after the Closing Date. No proration shall be made in relation to delinquent rents, common area expense charges or tax payments (collectively, "Delinquent Rents") existing, if any, as of the Closing Date. To the extent that (i) interim reimbursements of real estate taxes or (ii) prepaid common area charges are made by tenants under the Leases and have been collected by Seller prior to the Closing, such payments may be retained by Seller without duty to account therefor to Buyer (unless such reimbursements are prepayments of amounts due and payable after the Closing in which event such amounts shall be remitted to Buyer at Closing) but no deduction shall be made from taxes allocable to Seller as aforesaid. To the extent that such reimbursement obligations are payable after Closing, Buyer agrees to use reasonable efforts to secure said reimbursements from the tenants (with no obligation, however, to incur any out-of-pocket costs with respect thereto) and as soon as the same are received by Buyer, said receipts shall be apportioned between Seller and

Buyer so that Seller shall be entitled to the portion allocable to the period prior to Closing and Buyer shall be entitled to the balance. Buyer shall assume the unpaid portion of all street, drainage, betterment and like assessments payable in installments which have been assessed against the Premises prior to Closing.

         All percentage rent payable under the Leases for any lease year ending prior to Closing shall belong to Seller. To the extent that any such percentage rent is received by Buyer, Buyer shall promptly pay over the same to Seller. With respect to any lease year during which the Closing shall take place, Seller shall be entitled to that portion thereof represented by multiplying such percentage rent by a fraction, the numerator of which is the number of days of such lease year occurring prior to Closing and the denominator of which is 365. Buyer shall be entitled to the balance thereof. Buyer agrees to use reasonable efforts to collect such percentage rent (with no obligation, however, to incur any out-of-pocket costs with respect thereto) and promptly after receipt thereof by Buyer, the same shall be allocated as aforesaid and paid to Seller.

         With respect to operating expenses payable by tenants under the Leases, to the extent that Seller has received as of the Closing payments allocable to a period subsequent to the Closing, same shall be properly prorated with an adjustment in favor of Buyer. With respect to any payments received by Buyer after the Closing allocable to a period prior to Closing, Buyer shall account therefor to Seller in the same manner as uncollected Rents. All amounts previously paid to Seller by tenants on account of reserves, marketing expenses or any other matter in connection with the operation and maintenance of the Property and not yet applied by Seller for the purposes for which the same were deposited, shall be credited against the Purchase Price. In the event the Closing Date is on a date other than the last day or first day of a fiscal period under the Leases for purposes of assessing tenants for common area charges, Buyer and Seller agree to cooperate for the purpose of making adjustments in billing tenants for such charges. Buyer and Seller agree that any amounts subsequently paid by, or credited to, the tenants as the result of such adjustments will be prorated between Seller and Buyer.

         Buyer shall pay to Seller Delinquent Rent if and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages until such time as the tenant is current in the payment of all rents accruing from and after the Closing. Buyer agrees to bill tenants of the Property for all Delinquent Rents and to take any additional reasonable actions requested by Seller to collect Delinquent Rents provided that Buyer shall not be obligated to incur any out-of-pocket third party expense in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy. Seller reserves the right to bring suit against tenants of the Property to collect for Delinquent Rent but Seller may not, subsequent to the date hereof, bring suit for possession of the premises occupied by such tenants. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills; otherwise a proration shall be made based upon the parties' reasonable good faith estimate. No proration will be made in relation to insurance premiums and the insurance policies will not be assigned to Buyer, except to the extent insurance premium are included in common area expenses, in which event they shall be prorated as provided above. Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers. Buyer shall receive a credit for all Security Deposits, free rent and other concessions or obligations to tenants. Reconciliation of common area maintenance charges for calendar year 2001 will be made by Seller prior to Closing. Seller shall pay any amount due tenants and shall be entitled to collect any amount due from tenants in respect thereof. Buyer shall promptly remit to Seller any such amounts collected by Buyer after Closing. All Closing prorations shall be final, binding and conclusive without further adjustment.

            (b) Seller shall prepare a detailed statement setting forth all closing adjustments and shall deliver same to Buyer (together with all supporting data) not less than five (5) business days prior to Closing.

         ARTICLE 15. Broker.

            (a) Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Trammell Crow Company (the "Broker") whose commission shall be paid by Seller to Broker only if, as and when the sale transaction contemplated by this Contract is closed and the Purchase Price, as adjusted herein, is paid to Seller, and each party shall indemnify and save the other harmless from and against any claim arising from the breach of such representation by the indemnifying party.

            (b) Any commission due Broker shall be paid by Seller, and Seller shall obtain and provide to Buyer a receipt therefor at Closing. Provision for such commission on the closing statement signed by Seller shall constitute sufficient evidence of payment.

            (c) The provisions of this Article 15 shall survive the termination of this Contract indefinitely.

         ARTICLE 16. Continuation and Survival of Representations, Warranties, Indemnifications and Covenants. Except as otherwise specified in this Contract, all representations, warranties, indemnifications and covenants by the parties contained herein or made in writing pursuant to this Contract are intended to be and shall remain true and correct as of the time of Closing, and shall survive the execution and delivery of this Contract and the delivery of the Deed and the transfer of title for a period of two (2) years.

         ARTICLE 17. Recording. It is agreed hereby that neither this Contract nor any memorandum thereof shall be filed for recording in the public records or with any governmental body.

         ARTICLE 18. Notices. Any notice or communication which may be or is required to be given pursuant to the terms of this Contract shall be in writing and shall be sent to the respective party at the address set forth in the first paragraph of this Contract, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed, or to such other address as either party may designate by notice similarly sent. Notices shall be effective upon receipt or attempted delivery if delivery is refused or the party no longer receives delivers at said address and no new address has been given the other party pursuant to this paragraph. A copy of any notice to Buyer shall also be simultaneously sent to Thomas D. Eatman, Jr., Poyner & Spruill LLP, 100 North Tryon Street, Suite 4000, Charlotte, North Carolina 28202-4010. A copy of any notice to Seller shall also simultaneously sent to Murray Income Properties, 299
S. 9th Street,

Suite 204, Oxford, Mississippi 38655, Attn: Brent Buck and to Locke, Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, Attn: Robert J. Banta.

         ARTICLE 19. Captions. The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

         ARTICLE 20. Successors and Assigns. This Contract shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Except as hereinafter provided, Buyer shall not assign Buyer's rights under this Contract without the prior written consent of Seller, which consent may be withheld absolutely. Without Seller's consent, Buyer may assign this Contract to a corporation, partnership or limited liability company under common control with Buyer or organized by Buyer and in which Buyer, or another entity controlled by Buyer, owns the majority voting equity interest. Any subsequent assignment may be made only with the prior written consent of Seller. No assignment of Buyer's rights hereunder shall relieve Buyer of its liabilities under this Contract. This Contract is solely for the benefit of Seller and Buyer; there are no third party beneficiaries hereof. Any assignment of this Contract in violation of the foregoing provisions shall be null and void.

         ARTICLE 21. Closing Costs. Except as herein specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Charlotte, North Carolina. Except for the Exhibits attached hereto, each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses. Buyer shall pay the cost of recording the Deed and its title insurance expenses and premium, including the expenses and premiums related to obtaining owner's and mortgagee's title insurance policies and the cost of a survey. Seller shall pay the transfer taxes, deed taxes, gains taxes or the like.

         ARTICLE 22. Governing Law. The laws of the State of North Carolina shall govern the validity, construction, enforcement and interpretation of this Contract.

         ARTICLE 23. Multiple Counterparts. This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts shall constitute this Contract. In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.

         ARTICLE 24. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

            (a) This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

            (b) There are no proceedings pending or, to Buyer's knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

            (c) Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Buyer of its representations and warranties hereunder except as limited herein.

         ARTICLE 25. Post-Closing Obligations. After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order to fully carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability.

         ARTICLE 26. Section 1031 Exchange. Upon request by Buyer, Seller shall reasonably cooperate in effectuating the purchase of the property as a transaction to which the Internal Revenue Code Section 1031 applies to Buyer, including, but not limited to, consenting to Buyer's assignment of its rights, duties and obligations under this Contract to a qualified intermediary. In connection with such cooperation, Seller shall not, however, be required to (a) assume any loan, mortgage, liability or other obligations of Buyer or other persons; (b) pay any amount in excess of amounts provided to Seller by Buyer for purposes of effectuating the 1031 application; or (c) take legal title to any property. All such matters shall be the sole duty and obligation of Buyer. Buyer will indemnify and hold Seller harmless from any loss, claim, liability or damage (including cost of legal representation) arising from Seller's cooperation.

         ARTICLE 27. Duties and Responsibilities of Escrow Agent. Except as otherwise specifically directed in this Contract, Escrow Agent shall deliver the Deposit (the "Escrow") to Seller or Buyer promptly after receiving a joint notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives notice from Buyer or Seller that the party giving such notice is entitled to the Escrow, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent's receipt of such notice and enclosing a copy of such notice, and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fourteenth (14th) day after the giving of the notice referred to in clause (i) above, deliver the Escrow to the party claiming the right to receive it.

         In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any one or more of the following courses of action:

            (a) Hold the Escrow as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Escrow, in which case Escrow Agent shall then disburse the Escrow in accordance with such direction;

            (b) In the event of litigation between Buyer and Seller, deliver the Escrow to the clerk of any court in which such litigation is pending; or

            (c) Deliver the Escrow to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

         Absent gross negligence or intentional misconduct, Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believes by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent's liability hereunder exceed the aggregate amount of the Escrow. Escrow Agent shall be under no obligation to take any legal action in connection with the Escrow or this Contract or to appear in, prosecute or defend any action or legal proceeding which would or might, in its sole opinion, involve it is cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and agree to hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

         Escrow Agent shall not be bound by any modification of this Contract unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

         Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for services of its employees or partners, but only for its actual and reasonably incurred out-of-pocket expense. Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this
Article 27, and to the extent applicable to Escrow Agent, Article 3.

         ARTICLE 28. Time is of the Essence. Time is of the essence with respect to all obligations and conditions under this Contract.

         ARTICLE 29. Headings. The headings contained in this Contract are for convenience only and are not to be construed as part of the Contract.


                        [SEPARATE SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first above written.

                               SELLER:

                               TOWER PLACE JOINT VENTURE, A TEXAS JOINT VENTURE

                               By: Murray Income Properties I, Ltd., a Texas limited partnership

                                      By:    Murray Realty Investors VIII, Inc.,
                                             a Texas corporation, General
                                             Partner


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                               BUYER:

                               TISANO REALTY, INC.


                               By:
                                  ----------------------------------------------
                               Its:
                                   ---------------------------------------------

                               ESCROW AGENT:

121 N. Columbia St.            INVESTORS TITLE INSURANCE COMPANY
Chapel Hill, NC  27514

P.O. Box 2687                  By:
Chapel Hill, NC  27515             ---------------------------------------------
Telephone:  800-724-8791 X233  Its:
Attention:  Holly Alderman         ---------------------------------------------



                                 SIGNATURE PAGE